 PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY MARCH 10, 2016

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Rainier Funds

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for March 10, 2016. The Funds’ records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the meeting as scheduled.

If you have any questions or would like to vote, please call the number listed below:

1-855-486-7909

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the March 10, 2016 Special Meeting of Shareholders.

The Funds have made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before March 10, 2016.
Call the phone number above Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

 THANK YOU FOR YOUR PARTICIPATION